Exhibit 10.43

Silicon Valley Bank

Amendment to Loan Documents

Borrower:    APPLIED IMAGING CORP.
Address:       2380 Walsh Avenue
Santa Clara, CA 95051

Dated as of August 15, 2002

THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank (“Silicon”) and the borrower named above (“Borrower”).

Silicon and Borrower hereby agree to amend the Loan and Security Agreement between them, dated September 28, 2001 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

1. Modification of Credit Limit. The portion of Section 1 of the Schedule to Loan Agreement that currently reads as follows:

1.	CREDIT LIMIT
(Section 1.1):
An amount not to exceed the lesser of a total of $2,000,000 at any one time outstanding (the “Maximum Credit Limit”), or the sum of (a) and (b) below (the “Borrowing Base”):

(a)	up to 80% of the amount of Borrower’s Eligible Receivables (as defined in Section 8 above), plus

(b)	an amount not to exceed, as of any date of determination, the lowest of:

(1)	up to 20% of the value of Borrower’s Eligible Inventory (as defined in Section 8 above), calculated at the lower of cost or market value and determined on a first-in, first-out basis; or

(2)	$500,000; or

(3)	40% of the aggregate amount of Borrower’s Eligible Receivables;

provided, however, that the amount of credit availability under the foregoing clause (b) shall be deemed to equal zero ($-0-) unless and until (y) Borrower irrevocably notifies Silicon in writing that Borrower desires credit availability under such clause (b), and (z) Silicon conducts an updated audit and FLV appraisal of Borrower’s Inventory and the results thereof shall be satisfactory to Silicon in its discretion; provided further that, as of any date of determination, all Loans based on the credit availability under the foregoing clause (b) need to be supported by a net orderly liquidation value of such Inventory based on an appraisal satisfactory to Silicon.

, hereby is amended and restated in its entirety to read as follows:

1.	CREDIT LIMIT
(Section 1.1):
An amount not to exceed the lesser of a total of $3,500,000 at any one time outstanding (the “Maximum Credit Limit”), or the sum of (a) and (b) below (the “Borrowing Base”):

(a)	up to 80% of the amount of Borrower’s Eligible Receivables (as defined in Section 8 above), plus

(b)	[intentionally omitted]

2.	Extension of Maturity Date. Section 4 of the Schedule to Loan Agreement hereby is amended and restated in its entirety to read as follows:

4.	MATURITY DATE
(Section 6.1):
September 27, 2003.

3.	Modification of TNW Base Amount. The portion of Section 5 of the Schedule to Loan Agreement that currently reads as follows:

The term “TNW Base Amount” means, as of any date of determination, the amount set forth below corresponding to the time period set forth below:

(A)	during the period commencing on the date of this Agreement and ending on September 30, 2001, $3,000,000;

(B)	during the period commencing on October 1, 2001 and ending on October 31, 2001, $2,300,000;

(C)	during the period commencing on November 1, 2001 and ending on November 30, 2001, $1,800,000;

(D)	during the period commencing on December 1, 2001 and ending on December 31, 2001, $2,700,000;

(E)	during the period commencing on January 1, 2002 and ending on January 31, 2002, $2,000,000; and

(D)	from and after February 1, 2002, $1,500,000.

, hereby is amended and restated in its entirety to read as follows:

The term “TNW Base Amount” means, as of any date of determination, the amount set forth below corresponding to the time period set forth below:

(A)	during the period commencing on July 1, 2002 and ending on August 31, 2002, $3,300,000;

(B)	during the period commencing on September 1, 2002 and ending on November 30, 2002, $4,000,000;

(C)	during the period commencing on December 1, 2002 and ending on December 31, 2002, $5,000,000;

(D)	during the period commencing on January 1, 2003 and ending on February 28, 2003, $4,500,000;

(E)	during the period commencing on March 1, 2003 and ending on March 31, 2003, $5,300,000;

(F)	during the period commencing on April 1, 2003 and ending on May 31, 2003, $5,000,000; and

(G)	from and after June 1, 2003, $5,500,000.

4.
Deletion of Definition of “Eligible Inventory”. The definition of “Eligible Inventory” set forth in Section 8 of the Loan Agreement hereby is amended and restated in its entirety to read as follows: “[Definition of “Eligible Inventory”—Intentionally Omitted]”.

5.	Deletion of Monthly Inventory Reporting Requirement. Section 6(4) of the Schedule to Loan Agreement hereby is amended and restated in its entirety to read as follows: “[Intentionally Omitted]”.

6.
Fee. In consideration for Silicon entering into this Amendment, Borrower shall pay Silicon a fee of $35,000 concurrently with the execution and delivery of this Amendment, which fee shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to charge said fee to Borrower’s loan account.

7.
Delaware Good Standing. Borrower shall deliver to Silicon, on or before August 31, 2002, a good standing certificate issued by the Delaware Secretary of State reflecting that Borrower is in good standing in the State of Delaware and that the franchise taxes of Borrower owing to the State of Delaware have been paid to date, in each case, as of a date on or after August 1, 2002.

8.	Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

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9.
General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower: APPLIED IMAGING CORP.		Silicon: SILICON VALLEY BANK

By:	/S/ CARL HULL	By:	/S/ CHITRA SURIYANARAYANAN
	President or Vice President	Title	Acct. Mgr.

By:	/S/ BARRY HOTCHKIES
Secretary or Ass’t Secretary